SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Waste Management, Inc. (the “Company”) issued a press release today announcing its financial results for the first quarter of 2024, a copy of which is furnished as Exhibit 99.1 to this Form 8-K. The Company is conducting an audio webcast to discuss these results beginning at 9:00 a.m. Central Time on April 25, 2024. Listeners can access the live audio webcast by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location.

On the webcast, management of the Company is expected to discuss certain non-GAAP financial measures. The Company has provided information regarding its use of non-GAAP measures and reconciliations of such measures to their most comparable GAAP measures in the notes and tables that accompany the press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 24, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: April 24, 2024	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President, Corporate Development and Chief Legal Officer